Exhibit 10.5

XG SCIENCES, INC.

2017 EQUITY INCENTIVE PLAN

Effective As Of:

July 18, 2017,

As approved by the Company’s stockholders on July 18, 2017

XG SCIENCES, INC.

2017 EQUITY INCENTIVE PLAN

Section 1.    Purpose. This XG Sciences, Inc. 2017 Equity Incentive Plan (the “Plan”) is hereby established by XG Sciences, Inc., a Michigan corporation (the “Company”), to foster and promote the long-term financial success of the Company and its Subsidiaries and thereby increase stockholder value. The Plan provides for Awards to those employees, directors, or officers of, or key advisers or consultants to, the Company or any of its Subsidiaries who are responsible for or contribute to the management, growth or success of the Company or any of its Subsidiaries. The Plan was approved by the Company’s Board of Directors on May 4, 2017 and by the Company’s stockholders on July 18, 2017.

Section 2.    Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1              “Act” shall have the meaning provided in Section 7 of the Plan.

2.2              “Award” means an award of a Stock Option or Restricted Stock pursuant to Section 5 of the Plan

2.3              “Award Agreement” means a written agreement between the Company and a Participant, or notice from the Company or a Subsidiary to a Participant that evidences and sets out the terms of an Award.

2.4              “Board” means the Board of Directors of the Company.

2.5       “Cause” shall have the meaning provided in the applicable Employment Agreement or consulting agreement between the Participant and the Company, if any, or if there is no such agreement that defines the term, “Cause” shall mean termination due to any of the following, as determined by the Committee, in its sole discretion:

(a)    failure of Participant to materially perform and discharge his or her duties and responsibilities under the Employment Agreement or otherwise after receiving written notice and allowing Participant ten (10) business days to create a plan to cure such failure(s), such plan being acceptable to the Chief Executive Officer of the Company, and a further thirty (30) days to cure such failure(s), if so curable, provided, however, that after one such notice has been given to Participant and the thirty (30) day cure period has lapsed, the Company is no longer required to provide time to cure subsequent failures under this provision, or

(b)   any breach by Participant of the material provisions of Participant’s Employment Agreement or Non-Compete Agreement, or

(c)    misconduct by Participant which, in the good faith opinion and sole discretion of the Board, is injurious to the Company; or

(d)   Participant’s felony conviction involving personal dishonesty or moral turpitude; or a determination by the Board, after consideration of all available information, that Participant has willfully and knowingly violated Company policies or procedures involving discrimination, harassment, or work place violence; or

(e)    Participant’s engagement in illegal drug use or alcohol abuse which prevents Participant from performing his or her duties in any manner, or

(f)    any misappropriation, embezzlement or conversion of the Company’s opportunities or property by Participant; or

(g)   willful misconduct, recklessness or gross negligence by Participant in respect of Participant’s duties or obligations under this Agreement, the Employment Agreement, and/or the Non-Compete Agreement.

2.6              “Code” means the Internal Revenue Code of 1986, as amended.

2.7              “Committee” shall have the meaning provided in Section 3 of the Plan.

2.8              “Common Stock” means the common stock, no par value, of the Company.

2.9              “Company” shall have the meaning provided in Section 1 of the Plan.

2.10          “Disability” means a disability within the meaning of Section 22(e)(3) of the Code.

2.11          “Effective Date” shall have the meaning provided in Section 20 of the Plan.

2.12          “Employment Agreement” shall mean your offer letter or employment agreement or other contractual agreement to provide services to the Company.

2.13          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14          “Fair Market Value” of the Common Stock means: (i) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the trading day immediately preceding the applicable date; (ii) if there are no reported sales of the Common Stock or if sales prices are not regularly reported for the Common Stock for the day referred to in clause (i), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading on the trading day immediately preceding the applicable date; and (iii) if the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board, in good faith, shall determine (but in any event not less than fair market value within the meaning of Section 409A of the Code, and any regulations and other guidance thereunder). For purposes of this definition, when determining the Fair Market Value for the grant of an Award, “applicable date” means the date of grant of the Award.

2.15          “Immediate Family” shall have the meaning provided in Section 14 of the Plan.

2.16          “Incentive Stock Option” means a Stock Option granted under the Plan which is an “incentive stock option” within the meaning of Section 422 of the Code.

2.17          “Non-Compete Agreement” shall mean that certain Confidentiality, Non- Solicitation and Non-Compete Agreement or Proprietary Information and Non-Compete Agreement that each Participant enters into with the Company upon their employment with or the beginning of service to the Company.

2.18          “Non-Qualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

2.19          “Parent Company” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

2.20          “Participant” shall mean any employee, director or officer of, or key adviser or consultant to, the Company or any Subsidiary to whom an Award is granted under the Plan.

2.21          “Plan” shall have the meaning provided in Section 1 of the Plan.

2.22          “Restricted Stock” shall mean restricted shares of Common Stock granted to a Participant pursuant to Section 5.

2.23          “Stock Option” means any option to purchase shares of Common Stock granted to a Participant pursuant to Section 5.

2.24          “Subsidiary” means: (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain; and (ii) for all other purposes, a company, domestic or foreign, of which not less than 50% of the total voting power is held by the Company or by a Subsidiary, whether or not such company now exists or is hereafter organized or acquired by the Company or by a Subsidiary .

2.25          “Transaction” shall have the meaning provided in Section 29 of the Plan.

Section 3.    Administration. The Plan shall be administered by the Compensation Committee of the Board or such other committee as may be appointed by the Board from time to time for the purpose of administering this Plan, and consisting of two or more members of the Board, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, an “outside director” within the meaning of Section l62(m) of the Code and regulations pursuant thereto, and an “independent director” as defined under the rules of any stock exchange on which the Common Stock is regularly traded and in accordance with rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act. For purposes of the Plan, the Board acting in this capacity or the Compensation Committee described in the preceding sentence shall be referred to as the “Committee”. The Committee shall have the power and authority to grant Awards to eligible persons pursuant to the terms of the Plan.

The Committee shall have authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Except as otherwise expressly provided in the Plan, the Committee shall have authority to select the persons to whom Awards shall be made under the Plan; to determine whether and to what extent Awards shall be made under the Plan; to determine the types of Award to be made and the amount, size, terms and conditions of each such Award; to determine the time when the Awards shall be granted; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and to make all other determinations necessary or advisable for the administration and interpretation of the Plan. Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or Awards, or may amend the Plan to provide for such grants or Awards, without satisfying the requirements of Section 162(m) of the Code.

Notwithstanding anything in the Plan to the contrary, the Committee also shall have authority in its sole discretion to vary the terms of the Plan to the extent necessary to comply with foreign, federal, state or local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons who participate in the Plan.

All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

The Committee intends that all Awards granted under the Plan not be considered to provide for the deferral of compensation under, or to comply with, Section 409A of the Code and, accordingly, this Plan shall be so administered and construed.  Further, the Committee may modify the Plan and any Award to the extent necessary to fulfill this intent.

Section 4.    Common Stock Subject to the Plan.

4.1              Share Reserve. Subject to adjustment as provided in Section 16, the maximum aggregate number of shares of Common Stock reserved and available for issuance under the Plan shall be ONE MILLION, TWO HUNDRED THOUSAND (1,200,000) shares of Common Stock. All such shares of Common Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

4.2              Source of Shares. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof as the Committee may determine. Except as otherwise provided herein, any shares subject to an option or right granted or awarded under the Plan which for any reason expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, or if any shares are not delivered because an Award under the Plan is settled in cash or the shares are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan and shall again become eligible for issuance under the Plan. If the exercise price of any Stock Option or the purchase price for any Restricted Stock granted under the Plan is satisfied by tendering shares of Common Stock to the Company (whether by actual delivery or by attestation and whether or not such surrendered shares were acquired pursuant to any Award granted under the Plan), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. No Awards may be granted following the termination or expiration of the Plan (in accordance with Section 17 of the Plan).

4.3              Code Section 162(m) Limitation. The total number of shares of Common Stock for which Stock Options may be granted to any employee during any 12 month period shall not exceed THREE HUNDRED THOUSAND (300,000) shares in the aggregate (as adjusted pursuant to Section 16). This Section 4.3 shall not become applicable until such time as the Company becomes subject to the reporting obligations of Section 12 of the Exchange Act.

Section 5.    Eligibility to Receive Awards. An Award may be granted to any employee, director, or officer of, or key adviser or consultant to, the Company or any Subsidiary, who is responsible for or contributes to the management, growth or success of the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisers to the Company or its Subsidiaries and, unless otherwise approved by the Committee, such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company’s securities. Subject to the preceding sentence, the Committee shall have the sole authority to select the persons to whom an Award is to be granted hereunder and to determine what type of Award is to be granted to each such person. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

Section 6.    Terms of Awards

6.1              Stock Options.

(a)    General. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. Only employees of the Company or any Parent Company or Subsidiary of the Company are eligible to receive Incentive Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. The terms and conditions of each Stock Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written Award Agreement in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. No person shall have any rights under any Stock Option granted under the Plan unless and until the Company and the person to whom such Stock Option shall have been granted shall have executed and delivered an Award Agreement expressly granting the Stock Option to such person and containing provisions setting forth the terms and conditions of the Stock Option. The terms and conditions of any Stock Option granted hereunder need not be identical to those of any other Stock Option granted hereunder. Each Award Agreement granting a Stock Option shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(b)   Type of Option. Each Award Agreement granting a Stock Option shall designate the Stock Option represented thereby as intended to be an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

(c)    Option Price. The Incentive Stock Option exercise price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an employee referred to in Section 6.1(g)(ii) below) of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. The Non-Qualified Stock Option exercise price shall be fixed by the Committee and may be equal to, subject to compliance with Section 409A of the Code if applicable, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Stock Option at the time the Stock Option is granted.

(d)   Exercise Term. Each Award Agreement granting a Stock Option shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof (or, in the case of an Incentive Stock Option granted to an employee referred to in Section 6.1(g)(ii) below, such term shall in no event exceed five years from the date on which such Incentive Stock Option is granted). The Committee shall have the power to permit an acceleration of previously established exercise period or periods upon such circumstances and subject to such terms and conditions as the Committee deems appropriate, including, without limitation, a change of control of the Company.

(e)    Payment for Shares. A Stock Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award Agreement by the Participant entitled to exercise the Stock Option and full payment for the shares of Common Stock with respect to which the Stock Option is exercised has been received by the Company. The Committee, in its sole discretion, may permit all or part of the payment of the exercise price to be made, to the extent permitted by applicable statutes and regulations, either: (i) in cash, by check or wire transfer, or (ii) in any other form of legal consideration as provided for under the terms of the Award Agreement. No shares of Common Stock shall be issued to any Participant upon exercise of a Stock Option until the Company receives full payment therefor as described above. However, Participant shall have no rights as a stockholder prior to such time at which certificates representing such Common Stock have been delivered to the Participant. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the Common Stock is issued, except as provided in Section 16 of the Plan. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Stock Option.

(f)    Rights Upon Termination. Except as otherwise set forth in the Participant’s Award Agreement, in the event that a Participant’s service with the Company or any Subsidiary, whether as an employee, officer, director, adviser or consultant, terminates, the Stock Option shall be vested and exercisable as follows:

(i)                   In the event of the Participant’s death or Disability, the Participant or his or her successor or legal representative shall have the right to exercise the vested portion of the Stock Option as of the termination date by death or Disability until the earlier of (A) twelve (12) months following such termination date, or (B) the expiration of the term of the Stock Option;

(ii)                 In the event of the Participant’s termination by the Company and its Subsidiaries without Cause, any rights of the Participant under any Stock Option shall be as specified in the applicable employment agreement or consulting agreement between the Participant and the Company, if any, or if there is no such agreement or the agreement does not specify vesting in the event of termination without Cause, any Stock Option shall immediately terminate; provided, however, that the Participant (or any successor or legal representative) shall have the right to exercise the vested portion of any Stock Option, until the earlier of (i) the date that is ninety (90) days after the effective date of such termination, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Option, and the unvested portion of such Stock Option shall be forfeited;

(iii)                In the event of the Participant’s termination by the Company and its Subsidiaries for Cause, the vested portion of such Stock Option shall terminate immediately and the unvested portion of such Stock Option shall be forfeited;

(iv)               In the event of the Participant’s termination of services with the Company and its Subsidiaries for any other reason, the Participant (or any successor or legal representative) shall have the right to exercise the vested portion of any Stock Option until the earlier of (i) the date that is ninety (90) days after the effective date of such termination, or (ii) the expiration of the term of the Stock Option, and the unvested portion of such Stock Option shall be forfeited.

Notwithstanding the foregoing provisions of this Section 6.1(f), or any other provision of the Plan, the Participant’s Stock Option shall not be exercisable later than the expiration of the term of the Stock Option.

(g)   Special Incentive Stock Option Rules. Notwithstanding the foregoing, in the case of an Incentive Stock Option, each Award Agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Stock Option as an Incentive Stock Option under the Code including, without limitation, the following:

(i)                   To the extent that the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock, with respect to which Incentive Stock Options granted under this Plan (and all other plans of the Company and its Subsidiaries and Parent Company) become exercisable for the first time by any person in any calendar year, exceeds the maximum annual limitation described in Section 422(d) of the Code (which amount is $100,000 as of the Effective Date), that portion of the Stock Option that exceeds the foregoing limitation shall be treated as Non-Qualified Stock Options.

(ii)                 No Incentive Stock Option shall be granted to any employee if, at the time the Incentive Stock Option is granted, the employee (by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the combined voting power of all classes of stock of the Company or any Parent Company or Subsidiary unless at the time such Incentive Stock Option is granted the Stock Option exercise price is at least 110% of the Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

6.2              Restricted Stock.

(a)    Restrictions. At the time of grant, the Board may establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock. Each Award of Restricted Stock may be subject to a different Restricted Period and additional restrictions. Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

(b)   Restricted Stock Certificates. The Company shall issue shares of Common Stock, in the name of each Participant to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the date of grant of the Restricted Stock. The Board may provide in an Award Agreement that either (i)  the Company shall hold such certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse or (ii) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

(c)    Rights of Holders of Restricted Stock. Unless otherwise provided in the applicable Award Agreement, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.

(d)   Purchase of Restricted Stock. The Participant shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a purchase price equal to the greater of (i) the aggregate par value of the shares of Common Stock represented by such Restricted Stock or (ii) the purchase price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the purchase price may be deemed paid by services already rendered. The purchase price shall be payable in a form described in Section 6.1(e) or, if so determined by the Board, in consideration for past services rendered or for future services to be rendered during the Restricted Period.

Section 7.            Securities Law Requirements. No shares of Common Stock shall be issued upon the exercise or payment of any Award unless and until:

(i)                   The shares of Common Stock underlying the Award have been registered under the Securities Act of 1933, as amended (the “Act”), or the Company has determined that an exemption from the registration requirements under the Act is available or the registration requirements of the Act do not apply to such exercise or payment;

(ii)                 The Company has determined that all applicable listing requirements of any stock exchange or quotation system on which the shares of Common Stock are listed have been satisfied; and

(iii)                The Company has determined that any other applicable provision of state or federal law, including without limitation applicable state securities laws, has been satisfied.

Section 8.            Representations of Participant; Legends. Regardless of whether the offering and sale of shares of Common Stock has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. As a condition to the Participant’s receipt of shares, the Company may require the Participant to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing shares acquired pursuant to an unregistered transaction to which the Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE “ACT”), OR QUALIFIEDUNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR WITHOUT AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.”

Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 8 shall be conclusive and binding on all persons.

The Company may, but shall not be obligated to, register or qualify the sale of shares under the Act or any other applicable law.

Section 9.            Single or Multiple Agreements. Multiple forms of Awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

Section 10.            Rights of a Stockholder. The recipient of any Award under the Plan, unless otherwise expressly provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until shares of Common Stock are issued to him.

Section 11.            No Right to Continue Employment or Service. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company, Parent Company or any Subsidiary in the capacity in effect at the time the Award was granted or shall affect the right of the Company, Parent Company or any Subsidiary to terminate (i) the employment of an employee with or without notice and with or without Cause, (ii) the service of a consultant or adviser pursuant to the terms of such consultant’s or adviser’s agreement with the Company, Parent Company or any Subsidiary, if any, or (iii) the service of a director pursuant to the Bylaws of the Company, Parent Company or any Subsidiary and any applicable provisions of the corporate law of the state in which the Company, Parent Company or any Subsidiary is incorporated, as the case may be.

Section 12.            Withholding. The Company’s obligations hereunder in connection with any Award shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due under the terms of the Plan may, to the extent permitted in the Award Agreement or by the Committee, be paid in cash or shares of Common Stock (either through the surrender of already-owned shares of Common Stock that the Participant has held for the period required to avoid a charge to the Company’s reported earnings or the withholding of shares of Common Stock otherwise issuable upon the exercise, grant or vesting of such Award) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Committee shall determine; provided, however, the Committee, in its sole discretion, may require that such taxes be paid in cash; and provided, further, any election by a Participant subject to Section 16 of the Exchange Act to pay his or her withholding tax in shares of Common Stock shall be subject to and must comply with the rules promulgated under Section 16 of the Exchange Act.

Section 13.            Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary or Parent Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary or Parent Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 14.            Non-Assignability. No right or benefit hereunder shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. No Award under the Plan shall be assignable or transferable by the Participant except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant.

However, the Participant, with the approval of the Committee, may transfer a Non-Qualified Stock Option for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The foregoing right to transfer a Non-Qualified Stock Option shall apply to the right to consent to amendments to the Award Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Non-Qualified Stock Option. The term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

At the request of the Participant and subject to the approval of the Committee, Common Stock purchased upon exercise of a Non-Qualified Stock Option may be issued or transferred into the name of the Participant and his or her spouse jointly with rights of survivorship.

Except as set forth above or in an Award Agreement, any attempted assignment, sale, transfer, pledge, mortgage, encumbrance, hypothecation, or other disposition of an Award under the Plan contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon an Award under the Plan shall be null and void and without effect.

Section 15.            Nonuniform Determinations. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

Section 16.            Adjustments. In the event of any change in the outstanding shares of Common Stock, without the receipt of consideration by the Company, by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting the Common Stock and not involving the receipt of consideration by the Company, the Committee shall make appropriate and equitable adjustments in (a) the aggregate number of shares of Common Stock (i) available for issuance under the Plan, (ii) for which Awards may be made to any Participant or to any group of Participants (e.g., Outside Directors), (iii) which are available for issuance under Incentive Stock Options, (iv) covered by outstanding Awards, (b) the exercise related to outstanding Awards and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding Awards and shall make such other adjustments as may be appropriate under the circumstances; provided, that the number of shares subject to any Award always shall be a whole number.

Section 17.            Termination and Amendment; Expiration. The Board may terminate or amend the Plan or any portion thereof at any time and the Committee may amend the Plan to the extent provided in Section 3, without approval of the stockholders of the Company, unless stockholder approval is required by applicable stock exchange or NASDAQ or other quotation system rules, applicable Code provisions, or other applicable laws or regulations. Unless earlier terminated by the Board in accordance with this Section 17, the Plan will expire on the tenth anniversary of the Effective Date.

The Committee shall have discretion to approve a repricing of any Stock Option. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Option to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Option at a time when its exercise price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 16. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Section 18.            Severability. If any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and the Plan shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Company under the Plan.

Section 19.            Effect on Other Plans. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any Subsidiary unless specifically provided.

Section 20.            Effective Date of the Plan. This Plan, as amended and restated herein, is effective as of July 18, 2017 (the “Effective Date”), upon the approval of the stockholders of the Company to the extent required by applicable Code provisions or other applicable law.

Section 21.            Governing Law. This Plan and all agreements executed in connection with the Plan shall be governed by, and construed in accordance with, the laws of the State of Michigan, without regard to its conflicts of law doctrine.

Section 22.            Gender and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.

Section 23.            Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest, including, without limitation, pursuant to a change of control of the Company.

Section 24.            Modification of Awards. Within the limitations of the Plan and subject to Sections 16 and 29, the Committee may modify outstanding Awards or accept the cancellation of outstanding Awards for the granting of new Awards in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in Section 16 or 29, no modification of an Award shall, without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted under the Plan in any material adverse way without the affected Participant’s consent. For purposes of the preceding sentence, any modification to any of the following terms or conditions of an outstanding unexercised Award shall be deemed to be a material modification: (i) the number of shares of Common Stock covered by such Award, (ii) the exercise price or Fair Market Value determination related to such Award, (iii) the period of time within which the Award vests and is exercisable and the terms and conditions of such vesting and exercise, (iv) the type of Award, and (v) the restrictions on transferability of the Award and of any shares of Common Stock issued in connection with such Award (including the Company’s right of repurchase, if any).

Section 25.            No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any Award granted under the Plan, or any rule, regulation or procedure established by the Committee.

Section 26.            Successors. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

Section 27.            Plan Provisions Control. The terms of the Plan govern all Awards granted under the Plan, and in no event will the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

Section 28.            Headings. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

Section 29.            Merger or Asset Sale. Upon the effectiveness of (i) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or a Subsidiary or Parent Company) as a result of which the holders of the Company’s outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity (in each case, a “Transaction”), unless provision is made in connection with, and by the parties subject to, the Transaction for (x) the assumption of all outstanding Awards, or (y) the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate and equitable adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, or (z) the equitable settlement of such Awards in cash or cash equivalents (i.e., “cash out” provision), this Plan and all outstanding Awards granted hereunder, except with respect to specific Awards as the Committee otherwise determines, shall terminate. In the event of such termination, and to the extent applicable, each Participant shall be permitted to exercise prior to the anticipated effective date of the Transaction all outstanding Stock Options held by such Participant which are then vested and exercisable; provided, however, that the Participant may, but will not be required to, condition such exercise upon the effectiveness of the Transaction. In the Committee’s sole discretion, the vesting and exercisability of all, or a specified portion of, outstanding Awards may be accelerated.

Section 30.            Compliance with Section 409A. The Plan and Awards made under the Plan are intended to comply with, or be exempt from, the requirements of Section 409A of the Code, and the Plan and any Award Agreements shall be interpreted in a manner consistent with such intent. In addition, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with or an exemption from Section 409A of the Code and the regulations promulgated thereunder. All Awards granted under the Plan that constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code (each, a “Section 409A Covered Award”) shall be paid in a manner intended to comply with Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 30. Notwithstanding anything in the Plan or in an Award Agreement to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(i)                   A termination of service shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s service unless such termination is also a “Separation from Service” within the meaning of Section 409A of the Code and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or Award Agreement, if the Participant is deemed on the date of the Participant’s termination of service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (x) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (y) the date of the Participant’s death.

(ii)                 Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(iii)                If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Section 409A of the Code, each installment shall be treated as a separate payment.

Section 31.            Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Company for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Company policies adopted or implemented by the Board or Committee from time to time.